Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTED, that each director and officer of Scope MetalS Trading & Technical Services LIMITED whose signature appears below hereby appoints Gil Haver and Eyal Shavit, and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Shmuel Shiloh	Chairman of the Board and Chief Executive Officer	June 7, 2007

Shmuel Shiloh

/s/ Gil Haver	Chief Financial Officer	June 7, 2007

Gil Haver

/s/ Uri Lado	Director and Business Manager	June 7, 2007

Uri Lado

/s/ Yehuda Keren	Director	June 7, 2007

Yehuda Keren

/s/ Matiyahu Dov	Director	June 7, 2007

Matiyahu Dov

/s/ Shaul Kobrinsky	Director	June 7, 2007

Shaul Kobrinsky

/s/ Shalom Singer	Director	June 7, 2007

Shalom Singer

/s/ Ishay Davidi	Director	June 7, 2007

Ishay Davidi

/s/ Yarom Oren	Director	June 7, 2007

Yarom Oren

/s/ Gilad Fishman	United States Representative	June 7, 2007

Gilad Fishman